SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 3, 2002

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

Pacific Gas and Electric Company Bankruptcy

A.        District Court Ruling in Favor of PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) Express Preemption Argument

On August 30, 2002, the United States District Court for the Northern District of California (District Court) reversed a March 18, 2002 order of the United States Bankruptcy Court for the Northern District of California (Bankruptcy Court) that disapproved PG&E Corporation’s and the Utility’s December 19, 2001 First Amended Disclosure Statement related to their proposed plan of reorganization of the Utility (Plan).  The District Court ruled that Section 1123 of the United States Bankruptcy Code (Bankruptcy Code) expressly preempts “nonbankruptcy laws that would otherwise apply to bar, among other things, transactions necessary to implement the reorganization plan.”

The District Court found that under the Bankruptcy Code, state public utility commission approval is not required to implement the transactions necessary to carry out a utility’s reorganization plan, except that a plan contemplating a rate change cannot be confirmed unless the rate change is approved by the appropriate regulatory commission.

The District Court noted, among other reasons, that the Bankruptcy Reform Act of 1978 removed the prior statutory right of approval by state commissions of the restructuring of public utilities.  As the District Court explained, “[t]he bankruptcy code at one time permitted state regulatory commissions to wield considerable power over the reorganization of public utilities.  But now—with the exception of the right to approve rate changes—it does not.”  (PG&E Corporation and the Utility believe that the Plan does not contemplate a change in rates.)

The District Court noted that the Utility seeks the suspension of nonbankruptcy law applying only to transactions necessary for reorganization and does not contend that the reorganized companies would be exempt from any laws on a going forward basis by virtue of reorganization.

The California Public Utilities Commission (CPUC) has indicated it will appeal the District Court’s ruling.

B.         Monthly Operating Report

On August 30, 2002, the Utility filed its monthly operating report for the month ended July 31, 2002 with the Bankruptcy Court. The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month.  These unaudited financial statements are attached as Exhibit 99 to this report. Although not included in Exhibit 99, the monthly operating report also includes a statement of receipts and disbursements, as well as other information.  The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision.  Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made.  These adjustments could have a material impact on reported results in the future.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit 99 - Pacific Gas and Electric Company Income Statement for the month ended July 31, 2002, and Balance Sheet dated July 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: LINDA Y.H. CHENG

LINDA Y.H. CHENG Corporate Secretary

Dated:  September 3, 2002